Exhibit 99.1

Interlink Electronics Reports 2008 First Quarter

Financial Results

CAMARILLO, CA (USA), May 15, 2008 — Interlink Electronics, Inc. (OTC: LINK.PK), a global leader in the design, development and manufacture of human interface products and technologies, today announced results for the quarter ended March 31, 2008.

The Company reported total revenues of $5.8 million, a 38 percent increase from $4.2 million in the first quarter of 2007. Gross profit increased to $1.9 million from $1.8 million in the first quarter of 2007. The Company’s operating loss was $2.7 million in the first quarter of 2008, compared to $1.4 million in the same quarter last year. The Company’s net loss was $2.1 million, compared to $2.5 million in the first quarter of 2007, The diluted loss per share (EPS) in the first quarter of 2007 was ($0.15), down from ($0.18) in the same quarter last year. Results in 2007 include a net loss of $1.1 million from discontinued operations related to the Company’s divestiture of two of its four business segments in August 2007. Charges for share-based compensation were $732,000 and $616,000 in the operating loss for the first quarters of 2008 and 2007, respectively.

“In this quarter we demonstrated an ability to grow the top-line,” said John Buckett, Interlink chairman and interim CEO. “Going forward, we must also demonstrate an ability to significantly improve the bottom-line by continuing to increase revenues while at the same time maintaining or reducing costs. We believe this can be done and that we will move closer toward our goal of cash flow profitability in the second half of the year.”

The Company timely filed its 2008 Form 10-Q for the quarter ended March 31, 2008. A conference call to discuss its 2008 first quarter results will be held on Wednesday, May 21, 2008 at 4:30 p.m. EDT. To access the live conference call, dial 1-888-942-9565 (pass code is LINK); for international callers dial +1-210-234-0028 (pass code is LINK). For live web cast access, go to www.interlinkelectronics.com. A telephonic replay of the call will be available until 5:00 p.m. ET on June 20, 2008 at 1-800-677-1613; international callers may dial +1-402-998-1152. Webcast replay will be available at www.interlinkelectronics.com.

INTERLINK ELECTRONICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Month Period Ended March 31,
	2008	2007
Revenues	$5,769	$4,180
Cost of revenues (includes stock-based compensation of $61 and $178 for 2008 and 2007, respectively)	3,830	2,377

Gross profit	1,939	1,803
Operating expenses:
Product development and research (includes stock-based compensation of $70 and $133 for 2008 and 2007, respectively)	1,226	796
Selling, general and administrative (includes stock-based compensation of $601 and $305 for 2008 and 2007, respectively)	3,420	2,391

Total operating expenses	4,646	3,187

Operating loss	(2,707)	(1,384)

Interest income	122	21
Interest expense	(237)	(4)

Total interest income (expense)	(115)	17

Other income	990	33
Other expense	(276)	(56)

Total other income (expense)	714	(23)

Loss from continuing operations before provision for income taxes	(2,108)	(1,390)

Provision for income tax expense	—	51

Loss from continuing operations, net of tax	(2,108)	(1,441)
Loss from discontinued operations, net of tax	—	(1,078)

Net loss	$(2,108)	$(2,519)

Loss per share from continuing operations, net of tax:
Basic and diluted	$(0.15)	$(0.10)

Loss per share from discontinued operations, net of tax:
Basic and diluted	$—	$(0.08)

Net loss per share:
Basic and diluted	$(0.15)	$(0.18)

Weighted average shares used for loss from continuing operations, net of tax:
Basic and diluted	13,749	13,749

Weighted average shares used for loss on discontinued operations, net of tax:
Basic and diluted	13,749	13,749

Weighted average shares used for net loss:
Basic and diluted	13,749	13,749

INTERLINK ELECTRONICS, INC.

CONSOLIDATED BALANCE SHEETS (unaudited)

(In thousands, except par value)

	March 31, 2008	December 31, 2007
Assets
Current assets:
Cash and cash equivalents	$10,683	$12,659
Restricted cash	1,760	2,937
Accounts receivable, less allowance for doubtful accounts of $149 and $199 at March 31, 2008 and December 31, 2007, respectively	3,661	3,918
Inventories, net of reserves of $575 and $394 at March 31, 2008 and December 31, 2007, respectively	5,248	5,151
Prepaid expenses and other current assets	1,567	1,754
Assets held for sale	—	437

Total current assets	22,919	26,856
Property and equipment, net	1,084	999
Patents and trademarks, net	116	113
Other assets	455	364

Total assets	$24,574	$28,332

Liabilities And Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$1,947	$1,600
Accrued payroll and related expenses	3,893	5,836
Deferred revenue	538	646
Liabilities related to assets held for sale	—	86

Total current liabilities	6,378	8,168
Convertible note, net of discounts of $1,278 and $1,415 at March 31, 2008 and December 31, 2007, respectively	3,558	3,413
Warrants and embedded derivatives	1,061	1,974

Total liabilities	10,997	13,555

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $5.00 par value (100 shares authorized, none issued and outstanding)	—	—
Common stock, $0.00001 par value (50,000 shares authorized, 13,762 and 13,749 shares issued and outstanding at March 31, 2008 and December 31, 2007, respectively)	59,207	58,463
Accumulated other comprehensive loss	(276)	(440)
Accumulated deficit	(45,354)	(43,246)

Total stockholders’ equity	13,577	14,777

Total liabilities and stockholders’ equity	$24,574	$28,332

About Interlink Electronics, Inc.

Interlink Electronics, Inc. (OTC: LINK.PK), is a global leader in the design, development and manufacture of intuitive human interface products and technologies. Setting tomorrow’s standards for electronic signature, e-notarization products and interface components for consumer electronics, Interlink has established itself as one of the world’s leading innovators of intuitive interface design. With more than 41 patents around the world protecting its technologies and products, Interlink Electronics serves a world-class customer-base from its corporate headquarters in Camarillo, California and offices in Japan, Hong Kong and China. For more information, see http://www.interlinkelectronics.com.

This release contains forward-looking statements that involve a number of risks and uncertainties. The following are among the factors that could cause actual results to differ materially from the forward-looking statements: historical losses and negative cash flow, the retirement of our Chief Executive Officer, the success of business divestitures and acquisitions, the expense of being a public company, the ownership of the majority of our stock by a small group of investors, our success in predicting new markets and the acceptance of our new products, efficient management of our infrastructure, the pace of technological developments and industry standards evolution and their effect on our target product and market choices, the effect of outsourcing technology development, changes in the ordering patterns of our customers, a decrease in the quality and/or reliability of our products, protection of our proprietary intellectual property, competition by alternative sophisticated as well as generic products, pending litigation against the Company, historical weaknesses in internal controls over financial accounting, the continued availability at competitive prices of raw materials for our products, disruptions in our manufacturing facilities, risks of international sales and operations including fluctuations in exchange rates, compliance with regulatory requirements applicable to our manufacturing operations, and customer concentrations. These risks are discussed in greater detail in our quarterly report on Form 10-Q filed with the U.S. Securities and Exchange Commission. The forward-looking statements contained in this document regarding Interlink’s financial results, industry and revenue trends, the filing of reports with the Securities and Exchange Commission and future business activities should be considered in light of these factors.

Contact:

Investor Relations Contact: Michelle Lockard

mlockard@interlinkelectronics.com; 805-484-8855 ext. 114

####